PROMISSORY NOTE


       FACE AMOUNT                              $650,000
       PRICE                                    $550,000
       INTEREST RATE                            0% per month
       NOTE NUMBER                              July-2006-101
       ISSUANCE DATE                            July 26, 2006
       MATURITY DATE                            July 26, 2007


      FOR VALUE RECEIVED, Energas Resources, Inc., a Delaware corporation, and all of its subsidiaries (the "Company") (OTC BB: EGSR) hereby promises to pay to the order of DUTCHESS PRIVATE EQUITIES FUND, L.P. (collectively, the "Holder") by the Maturity Date, or earlier, the Face Amount of Six Hundred and Fifty Thousand Dollars ($650,000) U.S., (this "Note") in such amounts, at such times and on such terms and conditions as are specified herein (sometimes hereinafter the Company and the Holder are referred to collectively as "the Parties").

      Any capitalized term not defined in this Note are defined in the Investment Agreement for the Equity Line of Credit between Dutchess Private Equities Fund, II, LP (the "Investor") and the Company (the "Equity Line"), which definitions the Company and the Holder incorporate herein by reference.

Article 1         Method of Payment

Section 1.1 Payments made to the Holder by the Company in satisfaction of this Note (referred to as a "Payment," or "Payments") based upon the following schedule:

            Payment due on August 31, 2006 will be in the amount of the greater of 1) thirty thousand dollars ($30,000); or, 2) one hundred percent (100%) of each Put (as defined in the Investment Agreement between the Company and the Investor dated September 20, 2004) given to the Investor from the Company.

            Payment due on September 31, 2006 will be in the amount of the greater of 1) forty-five thousand dollars ($45,000); or 2) one hundred percent (100%) of each Put given to the Investor from the Company.

            Payment due on October 31, 2006, the Company shall make payments to the Holder in the amount of the greater of a) one hundred percent (100%) of each Put given to the Investor from the Company; or, b) fifty-five thousand dollars ($55,000) (the "Payment Amount") until the Face Amount is paid in full, minus any fees due. Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereon, in readily available funds at any time and from time to time without penalty.

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     Section 1.2 Payments pursuant to this Note shall be drawn directly from the
Closing of each Put and shall be wired  directly  to the  Holder on the  Closing
Date and shall be included in the calculation of the Threshold Amount (as defined in Section 1.4, below). The Company agrees to fully execute and diligently carry out Puts to the Investor, on the terms set forth in the Equity Line. The Company agrees that the Put Amount shall be for the maximum amount allowed under the Equity Line. Further, the Company agrees to issue Puts to the Investor for the maximum frequency allowed under the Equity Line. Failure to comply with the terms of the Equity Line with respect to the Puts will result in an Event of Default as defined in this Agreement in Article 4. Obligations under this Section 1.2 will only continue while there is a balance on the Face Amount of this Note.

     Section 1.3 In order to assist the Company in meeting its obligations under this note, the Company hereby authorizes the Investor to transfer funds from each Put directly to the Holder. A Put shall be deemed closed after the funds are transferred to the Holder.

     Section 1.4 After Closing, the Company must make a Prepayment to the Holder when the aggregate amount of financing ("Financing") received by the Company is in excess of one dollar ($1.00) ("Threshold Amount"). The Company agrees to pay one hundred percent (100%) of any proceeds raised by the Company over the Threshold Amount toward the Prepayment of the Note, Interest and any penalties until the Face Amount is paid in full. The Prepayments shall be made to the Holder within one (1) business day of the Company's receipt of the Financing. Failure to do so will result in an Event of Default. The Threshold Amount shall also pertain to any assets sold, transferred or disposed of by the Company, not in the ordinary course of its business, with the sole exclusion of the Company's Harper County, Kansas properties on which a sale has been negotiated.

Article 2           Collateral

     Section 2.1 The Company does hereby agree to issue to the Holder for use as Collateral thirty (30) signed Put Notices. In the event, the Holder uses the Collateral in full, the Company shall immediately deliver to the Holder additional Put Sheets as requested by the Holder.

     Section 2.2 Upon the completion of the Company's obligation to the Holder of the Face Amount of this Note, the Company will not be under any further obligation to complete additional Puts. All remaining Put sheets shall be marked "VOID" by the Holder and returned to the Company at the Company's request.

Article 3           Unpaid Amounts

     Section 3.1 In the event that on the Maturity Date the Company has any remaining amounts unpaid on this Note (the "Residual Amount"), the Holder can exercise its right to increase the Face Amount by ten percent (10%) per month paid, pro rata for partial periods, compounded daily, as liquidated damages ("Liquidated Damages"). If a Residual Amount

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Article 4         Defaults and Remedies

     Section 4.1 Events of Default. An "Event of Default" occurs if any one of the following occur:

          (a) The Company does not make a Payment within four (4) business days of a Payment Date or a Residual Amount on the Note exists on the Maturity Date; or

          (b) The Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian (as hereinafter defined) of the Company or for its property; (iv) makes an assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days; or

          (c) The Company's $0.001 par value common stock (the "Common Stock") is suspended or is no longer listed on any recognized exchange, including an electronic over-the-counter bulletin board, for in excess of two (2) consecutive trading days; or

          (d) The registration statement for the underlying shares in the Equity Line is not effective for any reason and is not cured within five (5) days; or,

          (e) Any of the Company's representations or warranties contained in this Agreement were false when made; or,

          (f) The Company breaches this Agreement, and such breach, if and only if such breach is subject to cure, continues for a period of five (5) business days.

      As used in this Section 4.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Section 4.2 Remedies. In the Event of Default, the Holder may elect to garnish Revenue from the Company in an amount that will repay the Holder on the schedules outlined in this Agreement and fully enforce the Security Agreement of this date, between the Holder and the Company.

      For each and every Event of Default, as outlined in this Agreement, the Holder can exercise its right to increase the Face Amount of the Note by ten percent (10%) per month as Liquidated Damages, compounded daily, pro rata for partial periods.. The Parties acknowledge that Liquidated Damages are not interest under the terms of this Agreement, and shall not constitute a penalty.


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remains,  the  Company is in Default  and the Holder may elect  remedies  as set forth in Article 4, below. The Parties acknowledge that Liquidated Damages are not interest and should not constitute a penalty.

      In the event of a Default hereunder, the Holder, at its sole election, shall have the right, but not the obligation, to either:

            a) Switch the Residual Amount to a three-year ("Convertible Maturity Date"), eighteen percent (18%) interest bearing convertible debenture at the terms described hereinafter (the "Convertible Debenture"). In the Event of Default, the Convertible Debenture shall be considered closed ("Convertible Closing Date"), as of the date of the Event of Default. If the Holder chooses to convert the Residual Amount to a Convertible Debenture, the Company shall have twenty (20) business days after notice of default from the Holder (the "Notice of Convertible Debenture") to file a registration statement covering an amount of shares equal to three hundred percent (300%) of the Residual Amount. Such registration statement shall be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "Commission") within sixty (60) business days of the Convertible Closing Date. In the event the Company does not file such registration statement within twenty (20) business days of the Holder's request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above the Residual Amount shall increase by five thousand dollars ($5,000) per day. In the event the Company is given the option for accelerated effectiveness of the registration statement, the Company will cause such registration statement to be declared effective as soon as reasonably practicable and will not take any action to delay the registration to become effective. In the event that the Company is given the option for accelerated effectiveness of the registration statement, but chooses not to cause such registration statement to be declared effective on such accelerated basis, the Residual Amount shall increase by five thousand dollars ($5,000) per day commencing on the earliest date as of which such registration statement would have been declared to be effective if subject to accelerated effectiveness; or

             b) The Holder may increase the Payment Amount described under
Article 1 to fulfill the repayment of the Residual Amount. The Company shall provide full cooperation to the Holder in directing funds owed to the Holder on any Put made by the Company to the Investor. The Company agrees to diligently carry out the terms outlined in the Equity Line for delivery of any such shares. In the event the Company is not diligently fulfilling its obligation to direct funds owed to the Holder from Puts to the Investor, as reasonably determined by the Holder, the Holder may, after giving the Company two (2) business days advance notice to cure the same, elect to increase the Face Amount of the Note by 10% per month, compounded daily, in additional to and on top of additional remedies available to the Holder under this Note.

     Section 4.3 Conversion Privilege

      The Holder shall have the right to convert the Convertible Debenture into shares of Common Stock at any time following the Convertible Closing Date and before the close of


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business on the Convertible Maturity Date. The number of shares of Common Stock issuable upon the conversion of the Convertible Debenture shall be determined pursuant to Section 4.4, but the number of shares issuable shall be rounded up to the nearest whole share.

          (a) The Holder may convert the Convertible Debenture in whole or in part, at any time and from time to time.

          (b) In the event all or any portion of the Convertible Debenture remains outstanding on the Convertible Maturity Date (the "Debenture Residual Amount"), the unconverted portion of such Convertible Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 4.4.

          Section 4.4 Conversion Procedure.

          (a) The Holder may elect to convert the Residual Amount in whole or in part any time and from time to time following the Convertible Closing Date. Such conversion shall be effectuated by providing the Company, or its attorney, with that portion of the Convertible Debenture to be converted together with a facsimile or electronic mail of the signed notice of conversion (the "Notice of Conversion"). The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or electronically mailed the Notice of Conversion. The Holder can elect to either reissue the Convertible Debenture, or continually convert the existing Debenture. Any Notice of Conversion faxed or electronically mailed by the Holder to the Company on a particular day shall be deemed to have been received no later than the previous business day (receipt being via a confirmation of the time such facsimile or electronic mail to the Company is received).

          (b) Common Stock to be Issued. Upon the conversion of any Convertible Debentures by the Holder, the Company shall instruct its transfer agent to issue stock certificates without restrictive legends or stop transfer instructions, if, at that time, the aforementioned registration statement described in Section 4.2 has been declared effective (or with proper restrictive legends if the registration statement has not as yet been declared effective), in specified denominations representing the number of shares of Common Stock issuable upon such conversion. In the event that the Debenture is deemed saleable under Rule 144 of the Securities Exchange Act of 1933, the Company shall, upon a Notice of Conversion, instruct the transfer agent to issue free trading certificates without restrictive legends, subject to other applicable securities laws. The Company is responsible to for all costs associated with the issuance of the shares, including but not limited to the opinion letter, FedEx of the certificates and any other costs that arise. The Company shall act as registrar of the Shares of Common Stock to be issued and shall maintain an appropriate ledger containing the necessary information with respect to each Convertible Debenture. The Company warrants that no instructions have been given or will be given to the transfer agent which limit, or otherwise prevent resale and that the Common Stock shall otherwise be freely resold, except as may be set forth herein or subject to applicable law.


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          (c)  Conversion  Rate. The Holder is entitled to convert the Debenture
     Residual Amount, plus accrued interest and penalties, anytime following the Convertible Closing Date, at the lesser of either (i) fifty percent (50%) of the lowest closing bid price during the fifteen (15) trading days immediately preceding the Notice of Conversion, or (ii) 100% of the lowest bid price for the twenty (20) trading days immediately preceding the Convertible Closing Date ("Fixed Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share.

          (d) Nothing contained in the Convertible Debenture shall be deemed to establish or require the Company to pay interest to the Holder at a rate in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company. In the event this Section 4.4(d) applies, the Parties agree that the terms of this Note shall remain in full force and effect except as is necessary to make the interest rate comply with applicable law.

          (e) The Holder shall be treated as a shareholder of record on the date the Company is required to issue the Common Stock to the Holder. If prior to the issuance of stock certificates, the Holder designates another person as the entity in the name of which the stock certificates requesting the Convertible Debenture are to be issued, the Holder shall provide to the Company evidence that either no tax shall be due and payable as a result of such transfer or that the applicable tax has been paid by the Holder or such person. If the Holder converts any part of the Convertible Debentures, or will be, the Company shall issue to the Holder a new Convertible Debenture equal to the unconverted amount, immediately upon request by the Holder.

          (f) Within three (3) business days after receipt of the documentation referred to in this Section, the Company shall deliver a certificate, for the number of shares of Common Stock issuable upon the conversion. In the event the Company does not make delivery of the Common Stock as instructed by Holder within three (3) business days after the Conversion Date, the Company shall pay to the Holder an additional one percent (1%) per day in cash of the full dollar value of the Debenture Residual Amount then remaining after conversion, compounded daily.

          (g) The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Convertible Debentures by the Holder of the entire amount of Convertible Debentures then outstanding. If, at any time, the Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders of the Company) available to effect, in full, a conversion of the Convertible Debentures


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     (a  "Conversion  Default," the date of such default being  referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available. Any Convertible Debentures, or any portion thereof, which cannot be converted due to the Compnay's lack of sufficient authorized common stock (the "Unconverted Debentures"), may be deemed null and void upon written notice sent by the Holder to the Company. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to the Holder, by facsimile, within one (1) business days of such default.

          (h) The Company agrees to pay the Holder payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) multiplied by .24 multiplied by the initial issuance price of the outstanding or tendered but not converted Convertible Debentures held by the Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Convertible Debentures. The Company shall send notice ("Authorization Notice") to the Holder that additional shares of Common Stock have been authorized, the Authorization Date, and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the conversion rate set forth in the first sentence of this paragraph, upon written notice sent by the Holder to the Company, which Conversion Default shall be payable as follows: (i) in the event the Holder elects to take such payment in cash, cash payment shall be made to the Holder within five (5) business days, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert at the conversion rate set forth in the first sentence of this paragraph until the expiration of the conversion period.

          (i) The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Convertible Debentures in full will cause the Holder to suffer irreparable harm, and that the actual damages to the Holder will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The Parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable, and under the circumstances, do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Convertible Debenture.

          (j) If, by the third (3rd) business day after the Conversion Date, any portion of the shares of the Convertible Debentures have not been delivered to the Holder and the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") necessary to make delivery of shares which would had been delivered if the full amount of the shares to be converted had been delivered to the Holder, then the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Convertible Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares minus (y) the net



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proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

Article 5         Additional Financing and Registration Statements

     Section 5.1 The Company will not enter into any additional financing agreements whether for debt or equity, without prior expressed written consent from the Holder.

     Section 5.2 The Company agrees that it shall not file any registration statement which includes any of its Common Stock, including those on Form S-8, unless for a bona fide employee stock option plan, until such time as the Note is paid off in full ("Lock-Up Period") or without the prior written consent of the Holder. The Company shall be permitted to issue restricted stock to any employees.

     Section 5.3 If, at any time, while this Note is outstanding, the Company issues or agrees to issue to any entity or person ("Third Party") for any reason whatsoever, any common stock or securities convertible into or exercisable for shares of common stock (or modify any such terms in effect prior to the execution of this Note) (a "Third Party Financing"), at terms deemed by the Holder to be more favorable to the Third Party, then the Company grants to the Holder the right, at the Holder's election, to modify the terms of this Note to match or conform to the more favorable term or terms of the Third Party Financing. The rights of the Holder in this Section 5.3 are in addition to all other rights the Holder has pursuant to this Note and the Security Agreement between the Holder and the Company.

     Section 5.4 During the period of time that this Note is in force, the Company's officers, insiders, affiliates or other related parties shall refrain from selling any Stock, without the prior written consent of the Holder.

     Violation of any Section under this Article 5 will result in an Event of Default and the Holder may elect to take the action or actions outlined in
Article 4.

Article 6         Notice.

     Section 6.1 Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon delivery, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally


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recognized overnight delivery service, so long as it is properly addressed. The addresses and facsimile numbers for such communications shall be:

If to the Company:

      Energas Resources, Inc.
      800 Northeast 63rd Street
      3rd Floor
      Oklahoma City, Oklahoma  73105
      Telephone: (405) 879-1752
      Facsimile:   (405) 879-0175

If to the Holder:

      Dutchess Capital Management, LLC
      Douglas Leighton
      50 Commonwealth Ave, Suite 2
      Boston, MA  02116
      (617) 301-4700
      (617) 249-0947

     Section 6.2 The Parties are required to provide each other with five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

Article 7         Time

      Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday on which the United States Stock Markets ("US Markets") are closed ("Holiday"), such payment shall be made or condition or obligation performed on the last business day preceding such Saturday, Sunday or Holiday. A "business day" shall mean a day on which the US Markets are open for a full day or half day of trading.

Article 8         No Assignment.

       This Note and the obligations hereunder shall not be assigned, except as otherwise provided herein.

Article 9         Rules of Construction.

      In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to



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any gender. The numbers and titles of sections contained in the Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof. Wherever, in this Note, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and, if it is made in good faith, it shall be conclusive and binding upon the Company.

Article 10        Governing Law

      The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

Article 11        Disputes Subject to Arbitration

      The parties to this Note will submit all disputes arising under it to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Agreement from a court of law.

Article 12        Conditions to Closing

      The Company shall have delivered the proper Collateral to the Holder before Closing of this Note.

Article 13        Structuring and Administration Expense

      The Company agrees to pay for related expenses associated with the proposed transaction of $50,000. This amount shall cover, but is not limited to, the following: due diligence expenses, UCC-1 filing fees, document creation expenses, closing costs, and transaction administration expenses. All such structuring and administration expenses shall be deducted from the first closing.

Article 14        Indemnification

      In consideration of the Holder's execution and delivery of this Agreement and the acquisition and funding by the Holder of this Note and in addition to all of the Company's other obligations under the documents contemplated hereby, the Company shall defend, protect, indemnify and hold harmless the Holder and all of its shareholders, officers, directors,


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                                       10
employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnities") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Note, or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of the Company contained in the Note or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Holder or is based on illegal trading of the Common Stock by the Holder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

Article 15        Incentive Shares

      The Company shall issue eight hundred thousand (800,000) shares of unregistered, restricted Common Stock to the Holder as an incentive for the investment ("Incentive Shares"). The Incentive Shares shall be issued and delivered immediately to the Holder and shall carry piggyback registration rights. In the event the Incentive Shares are not registered in the next registration statement, the Company shall pay to the Holder, as a penalty, eight hundred thousand (800,000) additional shares of common stock for each time a registration statement is filed and the Shares are not included. The Holder at its sole discretion may waive such penalty. The Company's failure to issue the Incentive Shares constitutes an Event of Default and the Holder may elect to enforce the remedies outlined in Article 4. The Company's obligation to provide the Holder with the Incentive Shares, as set forth herein, shall survive the operation of the Agreement and any default on this obligation shall provide the Holder with all rights, remedies and default provisions set forth in this Note, or otherwise available by law.

Article 16        Use of Proceeds

      The Company shall use the funds for general corporate purposes as outlined in Exhibit A, attached hereto and incorporated by reference. Any material deviation from Exhibit A shall be an Event of Default and the Holder may seek to take actions as outlined in Article 4.



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                                       11

Article 17        Waiver

      The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any obligations, undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Holder under this Note to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Note, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Note be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by a separate instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 18        Senior Obligation

      The Company shall cause this Note to be senior in right of payment to all other current or future debt of the Company. The Company warrants that it has taken all necessary steps to subordinate its other obligations, other than BancFirst of Oklahoma City, to the rights of the Holder in this Note.

Article 19        Transactions With Affiliates

      The Company shall not, and shall cause each of its Subsidiaries to not enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party") during the Lock Up Period.

Article 20        Equity Line Obligations

            At the request of the Holder, at any time after the Company's current effective registration statement for the Equity Line (File No:
333-11930), has three million (3,000,000) shares or less remaining for issuance, the Company shall immediately execute a new Equity Line under the same terms and conditions as the previous Equity Line, if so required. The Company shall immediately prepare and file a registration statement for the registration of shares as set forth in the new Equity Line. The Holder shall also retain the right to determine the date of the filing of such registration statement, but in no event sooner than twenty (20) days prior to a notice being given to the Company. The Company shall respond to any and all SEC comments or correspondence, whether written or oral, direct or indirect, formal or informal ("Comments"),



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                                       12
within seven (7) business days of receipt by the Company of such Comments. The seven (7) business day period provided herein shall be extended as may be required by delays caused by Investor; and, provided further, that such seven
(7) business day period shall be extended two (2) business days for responses to SEC staff accounting comments. The Company shall cause the Registration Statement relating to the Registrable Securities to become effective no later than two (2) business days after notice from the SEC that the Registration Statement has been cleared of all comments. Failure to do any action outlined in this Article will result in an Event of Default and the Holder may seek to take actions as outlined in Article 4.

Article 21        Security

      The Holder shall have full right to exercise the Security Agreement between the Company and the Holder of this date.

Article 22        Miscellaneous

     Section 22.1 This Note may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Note by such party. Such facsimile copies shall constitute enforceable original documents.

     Section 22.2 The Company warrants that the execution, delivery and performance of this Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the "Principal Market"), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually



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                                       13

     Section 22.3 or in the aggregate have a Material Adverse Effect as defined below. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. The Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Note in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would lead to delisting of the Common Stock by the Principal Market.

Section 22.4 The Company and its "Subsidiaries" (which for purposes of this Note means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Both the Company and its Subsidiaries are duly qualified to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Note, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Note.

     Section 22.5 Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Note, and to issue this Note and Incentive Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Incentive Shares pursuant to this Note, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) this Note has been duly and validly executed and delivered by the Company, and (iv) the



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                                       14

     Section 22.6 Note constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     Section 22.7 The execution and delivery of this Note shall not alter the prior written agreements between the Company and the Holder. This Note is the FINAL AGREEMENT between the Company and the Holder with respect to the terms and conditions set forth herein, and, the terms of this Note may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. The execution and delivery of this Note is done in conjunction with the execution of the Security Agreement, as defined in Article 21.

     Section 22.8 There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants, auditors and lawyers formerly or presently used by the Company, including but not limited to disputes or conflicts over payment owed to such accountants, auditors or lawyers.

     Section 22.9 All representations made by or relating to the Company of a historical nature and all undertakings described herein shall relate and refer to the Company, its predecessors, and the Subsidiaries.

     Section 22.10 The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company has been submitted to the Holder or is described or within past filings with the United States Securities and Exchange Commission. The Company aggress not to initiate or institute any such plan or to issue stock options.

     Section 22.11 The Company acknowledges that its failure to timely meet any of its obligations hereunder, including, but without limitation, its obligations to make Payments, deliver shares and, as necessary, to register and maintain sufficient number of Shares, will cause the Holder to suffer irreparable harm and that the actual damage to the Holder will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Note a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Note.

      Section 22.10 In the event that any rules, regulations, interpretations or Comments (as defined in Article 20 above) from the SEC or other governing body, hinder any operation of this Agreement or the underlying Equity Line, the Parties hereby agree that those specific terms and



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                                       15
conditions shall be negotiated on similar terms within five (5) business days, and shall not alter, diminish or affect any other rights, duties or covenants in this Note and that all terms and conditions will remain in full force and effect except as is necessary to make those specific terms and conditions comply with applicable rule, regulation, interpretation or Comment. Failure for the Company to agree to such new terms, shall constitute and Event of Default herein, as outlined in Article 4, and the Holder may elect to take actions as outlined in the Note.



                                    *.* *












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                                       16

      Any misrepresentations shall be considered a breach of contract and an Event of Default under this Agreement and the Holder may seek to take actions as described under Article 4 of this Agreement.

      IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first written above.

ENERGAS RESOURCES, INC.


By     /s/ George Shaw
       ----------------------------------
Name:  George Shaw
Title: President



DUTCHESS PRIVATE EQUITIES FUND, L.P.
BY ITS GENERAL PARTNER DUTCHESS
CAPITAL MANAGEMENT, LLC



By:    /s/ Douglas H. Leighton
       ---------------------------------
Name:  Douglas H. Leighton
Title: A Managing Member


















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                                       17

                                    EXHIBIT A


                         August      September     October     November      December       January       Total
---------------------------------------------------------------------------------------------------------------
Expense
---------------------------------------------------------------------------------------------------------------
Wages                  $ 22,300      $ 22,300     $ 22,300     $ 22,300     $ 22,300       $ 22,300   $ 133,800
---------------------------------------------------------------------------------------------------------------
Rent                   $  3,800      $  3,800     $  3,800     $  3,800     $  3,800       $  3,800   $  22,800
---------------------------------------------------------------------------------------------------------------
Utilities              $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
Legal                  $  5,000      $  5,000     $  5,000     $  5,000     $  5,000       $  5,000   $  30,000
---------------------------------------------------------------------------------------------------------------
Accounting             $  5,000      $  5,000     $  5,000     $  5,000     $  5,000       $  5,000   $  30,000
---------------------------------------------------------------------------------------------------------------
Edgar                  $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
Phone/DSL              $    500      $    500     $    500     $    500     $    500       $    500   $   3,000
---------------------------------------------------------------------------------------------------------------
Cell Phones            $    600      $    600     $    600     $    600     $    600       $    600   $   3,600
---------------------------------------------------------------------------------------------------------------
Insurance              $  1,700      $  1,700     $  1,700     $  1,700     $  1,700       $  1,700   $  10,200
---------------------------------------------------------------------------------------------------------------
Loans Due              $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
Accounts Payable       $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
Travel(air,hotel,
mileage, meals,ent)    $  5,000      $  5,000     $  5,000     $  5,000     $  5,000       $  5,000   $  30,000
---------------------------------------------------------------------------------------------------------------
Transfer Agent         $    150      $    150     $    150     $    150     $    150       $    150   $     900
---------------------------------------------------------------------------------------------------------------
Vehicles               $  1,300      $  1,300     $  1,300     $  1,300     $  1,300       $  1,300   $   7,800
---------------------------------------------------------------------------------------------------------------
Vehicle Insurance      $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
Payroll Taxes          $  7,600      $  7,600     $  7,600     $  7,600     $  7,600       $  7,600   $  45,600
---------------------------------------------------------------------------------------------------------------
Advertising            $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
Office Expense         $  1,150      $  1,150     $  1,150     $  1,150     $  1,150       $  1,150   $   6,900
---------------------------------------------------------------------------------------------------------------
Printing/Stationary    $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
Airborne
Express/Postage        $    450      $    450     $    450     $    450     $    450       $    450   $   2,700
---------------------------------------------------------------------------------------------------------------
Sales Expense          $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------
IR                     $  5,000      $  5,000     $      -     $      -     $      -       $      -   $  10,000
---------------------------------------------------------------------------------------------------------------
Misc                   $      -      $      -     $      -     $      -     $      -       $      -   $       -
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total Expense          $ 59,550      $ 59,550     $  4,550     $ 54,550     $ 54,550       $ 54,550
---------------------------------------------------------------------------------------------------------------
Net Income             $ (1,250)     $ (1,250)    $  3,750     $ 17,250     $ 17,250       $ 17,250
---------------------------------------------------------------------------------------------------------------
Dutchess Note          $500,000      $      -                  $      -     $      -                   $      -
---------------------------------------------------------------------------------------------------------------
Dutchess Payback on
Note
---------------------------------------------------------------------------------------------------------------
PAST PAYABLES DUE      $250,000
---------------------------------------------------------------------------------------------------------------
Double G               $150,000
---------------------------------------------------------------------------------------------------------------
Equity Line Cash in                                                                                    $      -
---------------------------------------------------------------------------------------------------------------
Cash on Hand           $ 98,750      $ 97,500     $101,250     $118,500     $135,750       $153,000
---------------------------------------------------------------------------------------------------------------
Cash in banks          $ 15,000
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Assumptions
---------------------------------------------------------------------------------------------------------------


                               SECURITY AGREEMENT

      SECURITY AGREEMENT (this "Agreement"), dated as of July 26, 2006, by and among Energas Resources, Inc., a Delaware corporation ("Company"), and Dutchess Private Equities Fund, LP, a Delaware Limited partnership, as the secured parties signatory hereto and their respective endorsees, transferees and assigns (collectively, the "Secured Party") (sometimes hereinafter the Company and the Secured Party are collectively referred to as the "parties").

                             W I T N E S S E T H:

      WHEREAS, pursuant to Note Agreement, dated the date hereof between Company and the Secured Party (the "Note Agreement"), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from Company certain of Company's 0% Secured Notes, due one year from the date of issue (the "Note")

      WHEREAS, in order to induce the Secured Party to purchase the Notes, the Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first priority security interest in certain property of Company to secure the prompt payment, performance and discharge in full of all of Company's obligations under the Notes and exercise and discharge in full of Company's obligations under the Warrants.

      WHEREAS, the Secured Party acknowledges BancFirst of Oklahoma City has certain liens on the Company's properties in Wyoming and Oklahoma, and that he Secured Party shall have second security interest in those specific properties.

      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

          (a) "Collateral" means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

               (i) All Goods of the Company, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures,

______   ______
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                                        1
          test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company's businesses and all improvements thereto (collectively, the "Equipment"); and

               (ii) All Inventory, land or buildings of the Company, excluding only the Company's holdings in Harper County, Kansas for which a sale has already been negotiated; and

               (iii) All of the Company's contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the "General Intangibles"); and

               (iv) All Receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

               (v) All of the Company's documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

          (b) "Company" shall mean, collectively, Company and all of the subsidiaries of Company, a list of which is contained in Schedule A, attached hereto.

          (c) "Obligations" means all of the Company's obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

          (d) "UCC" means the Uniform Commercial Code, as currently in effect in the Commonwealth of Massachusetts.

______   ______
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                                       2

     2. Grant of Security Interest. As an inducement for the Secured Party to purchase the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature in and to the Collateral (the "Security Interest").

     3. Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

          (a) The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

          (b) The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto;

          (c) The Company is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

          (d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Company's use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to

______   ______
  GS      DHL
     the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

          (e) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first priority liens in the Collateral.

          (f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral. Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

          (g) On the date of execution of this Agreement, the Secured Party shall file in the proper jurisdictions, one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with the jurisdictions indicated on Schedule B, attached hereto and in such other jurisdictions as may be requested by the Secured Party.

          (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

          (i) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory

______   ______
  GS      DHL
     to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

          (j) The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, unless within the normal course of business.

          (k) The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

          (l) The Company shall, within three (3) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party's security interest therein.

          (m) The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, the execution and delivery of a separate security agreement with respect to the Company's intellectual property ("Intellectual Property Security Agreement") in which the Secured Party has been granted a security interest hereunder, substantially in a form acceptable to the Secured Party, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

          (n) The Company shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

          (o) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

______   ______
  GS      DHL

          (p) The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

          (q) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

          (r) Schedule A attached hereto contains a list of all of the subsidiaries of Company.

     4. Defaults. The following events shall be "Events of Default":

          (a) The occurrence of an Event of Default (as defined in the Note Agreement) under the Note Agreement, or breach of the terms of the Note Agreement.

          (b) Any representation or warranty of the Company in this Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

          (c) The failure by the Company to observe or perform any of its obligations hereunder or in the Intellectual Property Security Agreement for ten (10) days after receipt by the Company of notice of such failure from the Secured Party.

     5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

     6. Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Party shall have the following rights and powers:

          (a) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may

______   ______
  GS      DHL
     be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere, and make available to the Secured Party, without rent, all of the Company's respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

          (b) The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

     7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

     8. Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the

______   ______
  GS      DHL

Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

     9. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Transaction Documents shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

     10. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes, the Warrants or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, the Warrants or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security
Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets,

______   ______
  GS      DHL
or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

     11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full and all other Obligations of the Company have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12.   Power of Attorney; Further Assurances.

          (a) The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Notes and the Warrants, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

          (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

______   ______
  GS      DHL

          (c) The Company hereby irrevocably appoints the Secured Party as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

     13. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

      If to the Company:      Energas Resources, Inc.
                              800 Northeast 63rd Street
                              3rd Floor
                              Oklahoma City, Oklahoma  73105
                              Telephone: (405) 879-1752
                              Facsimile:   (405) 879-0175


      If to the Secured Party:Dutchess Capital Management, LLC
                              Douglas Leighton
                              50 Commonwealth Ave, Suite 2
                              Boston, MA 02116
                              (617) 301-4700
                              (617) 249-0947

     14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

     15. Miscellaneous.

          (a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude

______   ______
  GS      DHL
     any other or further exercise thereof or the exercise of any other right, power or privilege.

          (b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

          (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect to the subject matter hereof. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

          (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

          (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

          (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

          (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

          (h) The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

______   ______
  GS      DHL

          (i) All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of
     Massachusetts, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Agreement from a court of law.

          (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.









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      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

                               ENERGAS RESOURCES, INC.


                              By /s/ George Shaw
                                 ---------------------------------------------
                                Name: George Shaw
                                Title: President


                               DUTCHESS PRIVATE EQUITIES FUND, L.P.
                               BY ITS GENERAL PARTNER DUTCHESS
                               CAPITAL MANAGEMENT, LLC


                              By: /s/ Douglas H. Leighton
                                  -------------------------------------------
                                  Name:  Douglas H. Leighton
                                  Title:  A Managing Member






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                                   SCHEDULE A


Principal Place of Business of the Company:
-------------------------------------------



Locations Where Collateral is Located or Stored:
------------------------------------------------



List of Subsidiaries of the Company:
------------------------------------












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SCHEDULE B
----------


Jurisdictions:
--------------









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